EXHIBIT 99.1

LaBarge, Inc.

2004 Long Term Incentive Plan

TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT AND PURPOSE                                                        1

1.1  Establishment                                                                                                            1

1.2  Purposes                                                                                                                    1

ARTICLE II DEFINITIONS                                                                                           1

2.1  "Affiliate"                                                                                                                 1

2.2  "Agreement"                                                                                                             1

2.3  "Award"                                                                                                                    1

2.4  "Beneficiary"                                                                                                            1

2.5  "Board of Directors" or "Board"                                                                               2

2.6  "Cause"                                                                                                                     2

2.7  "Change in Control"                                                                                                 2

2.8  "Code"                                                                                                                      2

2.9  "Commission"                                                                                                           3

2.10  "Committee"                                                                                                           3

2.11  "Common Stock"                                                                                                    3

2.12  "Company"                                                                                                             3

2.13  "Covered Employee"                                                                                              3

2.14  "Disability"                                                                                                             3

2.15    "Effective Date"                                                                                                    3

2.16    "Exchange Act"                                                                                                     4

2.17    "Exercise Price"                                                                                                      4

2.18    "Fair Market Value"                                                                                               4

2.19    "Fiscal Year"                                                                                                          4

2.20    "Grant Date"                                                                                                           4

2.21    "Incentive Stock Option"                                                                                       4

2.22    "Non-Qualified Stock Option"                                                                              4

2.23    "Option Period"                                                                                                     4

2.24    "Participant"                                                                                                           4

2.25    "Performance Unit"                                                                                               4

2.26    "Plan"                                                                                                                     4

2.27    "Representative"                                                                                                    4

2.28    "Restricted Stock"                                                                                                 5

2.29    "Retirement"                                                                                                          5

2.30    "Rule 16b-3"                                                                                                          5

2.31    "Stock Appreciation Right"                                                                                   5

2.32    "Stock Option" or "Option"                                                                                   5

2.33    "Termination of Employment"                                                                              5

ARTICLE III ADMINISTRATION                                                                                 5
3.1     Committee Structure                                                                                               5

3.2     Committee Actions                                                                                                 6

3.3     Committee Authority                                                                                              6

3.4     Committee Determinations and Decisions                                                              7

ARTICLE IV SHARES SUBJECT TO PLAN                                                                 8

4.1     Number of Shares                                                                                                    8

4.2     Release of Shares                                                                                                     8

4.3     Restrictions on Shares                                                                                              8

4.4     Stockholder Rights                                                                                                   8

4.5     Effect of Certain Changes                                                                                        9

ARTICLE V ELIGIBILITY                                                                                               9

5.1     Eligibility                                                                                                                  9

ARTICLE VI STOCK OPTIONS                                                                                      9

6.1     General                                                                                                                     9

6.2     Grant                                                                                                                       10

6.3     Terms and Conditions                                                                                             10

6.4     Termination by Reason of Death                                                                            11

6.5     Termination by Reason of Disability                                                                      11
6.6     Other Termination                                                                                                   12

ARTICLE VII STOCK APPRECIATION RIGHTS                                                        12

7.1     General                                                                                                                    12

7.2     Grant                                                                                                                        12

7.3     Terms and Conditions                                                                                              12

ARTICLE VIII RESTRICTED STOCK                                                                           13

8.1     General                                                                                                                    13

8.2     Grant, Awards and Certificates                                                                               13

8.3      Terms and Conditions                                                                                           14

ARTICLE IX PERFORMANCE UNITS                                                                        15

9.1   General                                                                                                                    15

9.2   Earning Performance Unit Awards                                                                         15

9.3   Termination of Employment Due to Death, Disability or Retirement                     15

9.4   Nontransferability                                                                                                    15

ARTICLE X CHANGE IN CONTROL PROVISIONS                                                 16

10.1   Impact of Event                                                                                                      16

10.2   Additional Discretion                                                                                             17

ARTICLE XI PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN                                                                                                                               17

11.1   No Company Obligation                                                                                         17

ARTICLE XII MISCELLANEOUS                                                                                 17

12.1   Amendments and Termination                                                                               17

12.2   Unfunded Status of Plan                                                                                         18

12.3   Provisions Relating to Code Section 162(m)                                                         18
12.4   No Additional Obligation                                                                                      20

12.5   Withholding                                                                                                           20

12.6   Controlling Law                                                                                                     20

12.7   Offset                                                                                                                      20

12.8   Nontransferability; Beneficiaries                                                                           20

12.9   Gross-Up for Excise Tax                                                                                        21
12.10   No Rights with Respect to Continuance of Employment                                     21

12.11   Awards in Substitution for Awards Granted by Other Corporations                   22

12.12   Delivery of Stock Certificates                                                                              22

12.13   Indemnification                                                                                                    22

12.14   Severability                                                                                                          22

12.15   Successors and Assigns                                                                                       23

12.16   Entire Agreement                                                                                                 23

12.17   Term                                                                                                                     23

12.18   Gender and Number                                                                                             23

12.19   Headings                                                                                                               23

LABARGE, INC.
2004 LONG TERM INCENTIVE PLAN

  ESTABLISHMENT AND PURPOSE

    Establishment. The LaBarge, Inc. 2004 Long Term Incentive Plan ("Plan") is hereby established by LaBarge, Inc. ("Company"), effective as of the Effective Date.
    Purposes. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company.

  DEFINITIONS

  For purposes of the Plan, the following terms are defined as set forth below:

    "Affiliate" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company within the meaning of Section 414(b) or (c) of the Code.
    "Agreement" means any agreement entered into pursuant to the Plan by which an Award is granted to a Participant
    "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock or Performance Unit granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
    "Beneficiary" means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.
    "Board of Directors" or "Board" means the Board of Directors of the Company.
    "Cause" means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, (i) any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement, (ii) the Participant's violation of any non-competition or non-solicitation agreement with the Company, or (iii) in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then "Cause" means conviction of a felony, embezzlement or other dishonest conduct in connection with the performance of duties for the Company, and gross insubordination to the Board of Directors or the senior management of the Company. In addition, "Cause" means, with respect to the Company's chief executive officer and chief financial officer, a fraudulent certification under Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002.
    "Change in Control" means the first to occur of any of the following events:
      any merger, consolidation, share exchange, or other combination or reorganization involving the Company, irrespective of which party is the surviving entity, excluding any merger, consolidation, share exchange, or other combination involving the Company solely in connection with the acquisition by the Company of any other entity.
      any sale, lease, exchange, transfer, or other disposition of all or substantially all of the assets of the Company;
      any acquisition (other than pursuant to will, the laws of descent and distribution, gift to a parent, child, spouse or descendant, or pursuant to an employee benefit plan) or agreement to acquire by any person or entity, directly or indirectly, beneficial ownership of twenty-five percent (25%) or more of the outstanding voting stock of the Company;
      during any period of two consecutive years during the term hereof, individuals who at the date of this Plan constitute the Board of Directors ("Incumbent Directors") cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such director's term has been approved by at least two-thirds of the Incumbent Directors then in office; any such director so approved shall thereafter be an Incumbent Director; or
      a majority of the Board or a majority of the stockholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer, or other arrangement providing for any of the transactions described above; or
      any series of transactions resulting in any of the transactions described above; or
      any other set of circumstances which the Board of Directors deems to constitute a Change in Control.
    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.
    "Commission" means the Securities and Exchange Commission or any successor thereto.
    "Committee" means the committee of the Board responsible for granting Awards under the Plan, which initially shall be the Human Resources Committee of the Board, until such time as the Board may designate another committee. The Committee shall consist solely of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 and each of whom is also an "outside director" under Section 162(m) of the Code.
    "Common Stock" means the shares of the Company's regular voting common stock, $0.01 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the Plan.
    "Company" means LaBarge, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company. Wherever the context of the Plan so admits or requires, "Company" also means "Affiliate".
    "Covered Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.
    "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability for purposes of this Plan shall be made by the Committee and shall not be construed to be an admission of disability for any other purpose.
    "Effective Date" means November 17, 2004.
    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
    "Exercise Price" means the price at which the Common Stock may be purchased under an Option or may be obtained under a Stock Appreciation Right. In no event may the Exercise Price per share of Common Stock covered by an Option, or the Exercise Price of a Stock Appreciation Right, be reduced through the technique commonly known as "repricing."
    "Fair Market Value" means, with respect to a share of Common Stock, the last quoted per share selling price at which Common Stock was traded on any given date, or if no such shares was traded on such date, the most recent prior date on which shares of Common Stock were traded, as reported by the stock exchange on which Common Stock is traded.
    "Fiscal Year" means the fiscal year used by the Company as its annual accounting period.
    "Grant Date" means the date as of which an Award is granted pursuant to the Plan.
    "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code. Members of the Board who are not otherwise employees of the Company do not qualify for Incentive Stock Options.
    "Non-Qualified Stock Option" means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.
    "Option Period" means the period during which the Option shall be exercisable in accordance with an Agreement and Article VI.
    "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term "Participant" shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.
    "Performance Unit" means a right described in Section 9.1.
    "Plan" means the LaBarge, Inc. 2004 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.
    "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.
    "Restricted Stock" means Common Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.
    "Retirement" means the date on which a Participant terminates employment with the Company on or after the normal retirement date on which a Participant qualifies for full retirement benefits under the Company's qualified retirement plan, as identified by the Committee.
    "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.
    "Stock Appreciation Right" means a right granted under Section 7.1.
    "Stock Option" or "Option" means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.
    "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate (such as a non-employee member of the Board), the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

  In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

  ADMINISTRATION

    Committee Structure. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. Any member of the Committee may resign upon notice to the Board. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member.
    Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines, provided that the Committee shall not delegate the authority to grant Awards. A member of the Committee shall be recused from Committee action regarding an Award granted or to be granted to such member.
    Committee Authority. Subject to applicable law, the Company's certificate of incorporation and by-laws or the terms of the Plan, the Committee shall have the authority:
      to select those persons to whom Awards may be granted from time to time;
      to determine whether and to what extent Awards are to be granted hereunder;
      to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
      to determine the terms and conditions of any Award granted hereunder, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share as of the Grant Date;
      to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 12.1;
      to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;
      to provide for the forms of Agreement to be utilized in connection with this Plan;
      to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;
      to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;
      to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Common Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;
      to determine whether and with what effect an individual has incurred a Termination of Employment;
      to determine the restrictions or limitations on the transfer of Common Stock;
      to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;
      to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;
      to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;
      to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and
      to make all other determinations which may be necessary or advisable for the administration of the Plan.
      to require, as a condition to granting an Award to a Participant, that such Participant enter into a non-competition and/or non-solicitation agreement with the Company.

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.

    Committee Determinations and Decisions. Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

  SHARES SUBJECT TO PLAN

    Number of Shares. Subject to the adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 850,000 which are hereby authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party.
    Release of Shares. Subject to Section 4.1, the Committee shall have full authority to determine the number of shares of Common Stock available for Awards, and in its discretion may include (without limitation) as available for distribution shares of Common Stock subject to any Award that have been previously forfeited; shares under an Award that otherwise terminates without issuance of Common Stock being made to a Participant; or shares of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation. Any shares that are available immediately prior to the termination of the Plan, or any shares of Common Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.
    Restrictions on Shares. Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property prior to (i) the completion of any registration or qualification of such shares under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (ii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.
    Stockholder Rights. No person shall have any rights of a stockholder as to Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.
    Effect of Certain Changes. In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may make appropriate adjustments or substitutions as described below in this Section. The adjustments or substitutions may relate to the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

  ELIGIBILITY

    Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are common law employees of the Company or any Affiliate or are non-employee members of the Board of Directors. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

  STOCK OPTIONS

    General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Option Price.
    Grant. The grant of an Option shall occur as of the Grant Date determined by the Committee provided that the Grant Date shall not be earlier than the date upon which the Committee acts to grant the Option. Stock Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is a common-law employee of the Company, any parent corporation of the Company, or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.
    Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
      Exercise Price. The Exercise Price per share shall not be less than the Fair Market Value per share as of the Grant Date. If an Option which is intended to qualify as an Incentive Stock Option is granted to an individual (a "10% Owner") who owns or who is deemed to own shares possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code), the Exercise Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share.
      Option Period. The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.
      Exercisability. Subject to Section 10.1, Options shall be exercisable at the rate established by the Committee in the Option Agreement. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. If the Committee intends that an Option qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined at the date of grant of the Option) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000.
      Method of Exercise. Subject to the provisions of this Article VI and the Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted by the Committee, payment in full or in part may also be made by (i) delivering Common Stock already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of such delivery equal to the Exercise Price; (ii) the delivery of cash by a broker-dealer as a "cashless" exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002; (iii) withholding by the Company of Common Stock subject to the Option having a total Fair Market Value as of the date of delivery equal to the Exercise Price; or (iv) any combination of the foregoing.
      Conditions for Issuance of Shares. No shares of Common Stock shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a stockholder of the Company holding the class of shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid in full for such shares, and such shares have been recorded on the Company's official stockholder records as having been issued and transferred.
      Non-transferability of Options. Unless otherwise specifically provided in an Agreement, no Option shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant.
    Termination by Reason of Death. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired and unexercised Options, other than Incentive Stock Options, held by a Participant who incurs a Termination of Employment due to Death shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired or unexercised Incentive Stock Options held by a Participant who incurs a termination of employment due do death shall be fully exercisable for a period of ninety consecutive days immediately following such death or until the expiration of the Option Period, whichever period is shorter.
    Termination by Reason of Disability. Unless otherwise specifically provided in an Agreement or determined by the Committee, any unexpired and unexercised Option held by a Participant who incurs a Termination of Employment due to Disability shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is the shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. This Section 6.5 shall not apply to an Incentive Stock Option unless the Participant is disabled within the meaning of Section 22(e) of the Code.
    Other Termination. Unless otherwise specifically provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) consecutive day period commencing with the date of such Termination of Employment or until the expiration of the Option Period, whichever period is the shorter. If the Participant incurs a Termination of Employment for Cause or that is voluntary, the Option, to the extent not previously exercised, shall terminate upon such Termination of Employment. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

  STOCK APPRECIATION RIGHTS

    General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefore in Common Stock the amount described in Section 7.3(2).
    Grant. The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. A Stock Appreciation Right entitles a Participant to receive Common Stock as described in Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.
    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee and set forth in an Agreement, including the following:
      Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee. A Stock Appreciation Right shall be for such period and shall be exercisable at such times and to the extent provided in the Agreement. Unless otherwise specifically provided in an Agreement and subject to Section 10.1, Stock Appreciation Rights shall be exercisable at the rate established by the Committee in an Agreement. In addition, the Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.
      Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in Common Stock equal in value to the excess of the Fair Market Value per share of Common Stock over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. The aggregate Fair Market Value per share of Common Stock shall be determined as of the date of exercise of such Stock Appreciation Right.
      Non-transferability of Stock Appreciation Rights. Except as specifically provided in the Plan or in an Agreement, no Stock Appreciation Rights shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable during the Participant's life time only by the Participant.
      Termination. A Stock Appreciation Right shall be forfeited or terminated at such time as a Non-Qualified Stock Option would be forfeited or terminated under the Plan, unless otherwise specifically provided in an Agreement.

  RESTRICTED STOCK

    General. The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which shall become effective upon execution by the Participant.
    Grant, Awards and Certificates. The grant of an Award of Restricted Stock shall occur as of the Grant Date determined by the Committee. Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Stock covered by such Award.
    Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
      Limitations on Transferability. The issue prices for Restricted Stock shall be set by the Committee and may be zero. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock.
      Rights. Except as provided in Section 8.3(1), the Participant shall have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends.
      Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.
      Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period other than a Termination of Employment due to death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock.
      Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates (or other representation of title) for such shares shall be delivered to the Participant.
      Election. A Participant may elect to further defer lapse of restrictions on Restricted Stock for a specified period or until a specified event, subject to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at least one (1) year prior to completion of the initial Restriction Period.

  PERFORMANCE UNITS

    General. The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive Restricted Stock or cash upon achievement of certain goals relating to performance ("Performance Goals") and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant. The time period during which a Performance Unit Award shall be earned shall be the "Performance Period," and, except in the year in which the Plan is adopted, shall be at least one (1) Fiscal Year in length. Performance Units may be subject to Performance Goals which shall be established by the Committee.
    Earning Performance Unit Awards. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.
    Termination of Employment Due to Death, Disability or Retirement. In the event of a Termination of Employment due to death, Disability or Retirement, the Participant shall receive a pro rata share of the Performance Units relating to any Performance Period ending as of the Fiscal Year end during which such termination of employment occurs based upon the period of time he or she is employed by the Company in the Performance Period. Unless otherwise specifically provided in an Agreement or determined by the Committee, in the event that a Participant's employment terminates for any other reason, all Performance Units shall be forfeited by the Participant to the Company. Distribution of earned Performance Units may be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.
    Nontransferability. Unless otherwise specifically provided in an Agreement, Performance Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution.

  CHANGE IN CONTROL PROVISIONS

    Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Agreement, in the event of a Change in Control:
      any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;
      the restrictions applicable to any Restricted Stock Awards shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant; and
      any Performance Goal or other condition with respect to any Performance Units, which have not been fully earned as of a Change in Control, shall be deemed to have been satisfied in full at the maximum amount specified in the Agreement as of the date of such Change in Control, and such Award shall be fully distributable at the end of the twelve month period immediately following the occurrence of the Change in Control. If the Participant's employment with the Company or its successor terminates for a reason other than Retirement, death, Disability or for good reason during such twelve month period, such Performance Units shall not be paid and shall be forfeited. If the Participant's employment with the Company or its successor is terminated during such twelve month period on account of Retirement, death, Disability or for good reason, such award shall be paid in full within thirty days of such termination of employment. "Good reason" means the occurrence of any one or more of the following:
        the Participant's assignment to duties materially inconsistent with his or her authorities, duties, responsibilities and status (including offices, title and reporting requirements) as an employee of the Company, or a reduction or alternation in the nature or status of his or her authority, or responsibilities, from those in effect as of the date the Change in Control occurs;
        the requirement that the Participant be based at a location which is at least seventy-five (75) miles further from his primary residence at the time such requirement is imposed than is such residence from the Company's office as of the date the Change in Control occurs except for required travel related to the business of the Company to the extent substantially consistent with the Participant's business obligations;
        a reduction in the Participant's base salary as in effect on the date the Change in Control occurs; and
        the Participant's involuntary termination of employment with the Company or its successor for a reason other than Cause.
    Additional Discretion. The Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, with respect to an outstanding Award upon a Change in Control to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto.

  PROVISIONS APPLICABLE TO SHARES ACQUIRED UNDER THIS PLAN

    No Company Obligation. Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Stock issued or acquired in accordance with the provisions of the Plan.

  MISCELLANEOUS

    Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment may be made to (a) cause the Plan to comply with applicable law, (b) permit the Company or an Affiliate a tax deduction under applicable law or (c) avoid an expense charge to the Company or an Affiliate. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any material amendments to the Plan shall require stockholder approval to the extent required by the rules of the American Stock Exchange or other national securities exchange or market that regulates the securities of the Company. In no event, however, may the Board or the Committee reduce the Exercise Price of an Option or a Stock Appreciation Right through the technique known as "repricing".
    Unfunded Status of Plan. It is intended that the Plan be an "unfunded" plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.
    Provisions Relating to Code Section 162(m)

    . It is the intent of the Company that Awards granted to persons who are Covered Employees shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or an Award to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

      Determination. Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who are Covered Employees who will receive Awards that are intended as qualified performance-based compensation and the amount or method for determining the amount of such compensation.
      Maximum Award. During any calendar year period, the maximum number of shares of Common Stock for which Options and Stock Appreciation Rights, in the aggregate, may be granted to any Covered Employee shall not exceed 150,000 shares. For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used in Code Section 162(m), no more than $950,000 may be subject to such Awards granted to any Covered Employee during any calendar year period. If, after amounts have been earned with respect to Performance Unit Awards, the payment of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded for purposes of this limit. The limitations on Awards under this Section are subject to adjustment as provided in Section 4.5 to the extent that needed to obtain tax deductibility under Code Section 162(m).
      Performance Goals. Awards may be subject to Performance Goals (as defined in Section 9.1) which shall be measured in a specific Performance Period (as defined in Section 9.1) established by the Committee which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total stockholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization ("EBITDA"); EBITDA growth; basic earnings per share; diluted earnings per share; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance on an absolute basis and relative to an index of earnings per share or improvements in the Company's attainment of expense levels; implementing or completion of critical projects; or other reasonable criteria established by the Committee. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining on the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. In the event applicable tax or other laws change to permit the Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
      Earning Performance Awards. Subject to the provisions of Section 12.3(5) below, payment with respect to Performance Units for Covered Employees shall be a direct function of the extent to which the Company's Performance Goals have been achieved. A Performance Unit Award to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's Termination of Employment prior to the end of the Performance Period for any reason, such Award will be payable only (a) if the applicable Performance Goals are achieved and (b) to the extent, if any, as the Committee shall determine.
      Other Section 162(m) Provisions. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Goals have been achieved with respect to any Performance Unit Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Performance Unit Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Performance Unit Award payable to any Participant above the amount established in accordance with the relevant Performance Goals with respect to any Performance Unit Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

    For purposes of this Section "Performance Period" and "Performance Goals" have the meanings as defined in Section 9.1.

    No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.
    Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including employment taxes) required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including shares of Common Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company's withholding obligation.
    Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Missouri (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in St. Louis County, Missouri or to the Federal District Court located in the Eastern District of Missouri.
    Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.
    Nontransferability; Beneficiaries. No Award or Common Stock subject to an Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant's lifetime only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. No Award or Common Stock subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder's incapacity, only the holder may exercise an Option or Stock Appreciation Right. The Committee may permit the transfer of an Award by a Participant to a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.
    Gross-Up for Excise Tax. If all or any portion of the payments and benefits (including any acceleration of vesting) provided under this Plan, either alone or together with other payments and benefits which a Participant receives or is then entitled to receive from the Company or an Affiliate, would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Company shall pay to the Participant, within ten (10) business days of the determination that the payment would constitute a parachute payment, a tax "gross-up" payment to the extent necessary so that the net after-tax benefit to the Participant shall be equal to the net after-tax benefit if the excise tax associated with the "parachute payment" were not imposed. The determination on whether or not all or any portion of the payments and benefits provided to the Participant would constitute parachute payments shall be made by a national certified public accounting firm selected by the Company, and such determination shall be conclusive and binding on the Participant.
    No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.
    Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the share of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
    Delivery of Stock Certificates. To the extent the Company uses certificates to represent shares of Common Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant's last known address on file with the Company. Any reference in this Section or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares.
    Indemnification. To the maximum extent permitted under the Company's Articles of Incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or by-laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
    Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
    Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.
    Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.
    Term. No Award shall be granted under the Plan after November 16, 2014.
    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
    Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

IN WITNESS WHEREOF, the Company has adopted this Plan this 17th day of November, 2004.

LABARGE, INC.

By:/s/CRAIG E.LaBARGE
President